UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2023

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 29, 2023, Baxter International Inc. (the “Company”) completed the previously announced sale of all issued and outstanding limited liability company interests of Baxter Pharmaceutical Solutions LLC and all issued and outstanding equity interests of Baxter Oncology GmbH (“BOG”) to Bamboo US BidCo LLC, a Delaware limited liability company, and Bamboo BidCo GmbH (f/k/a Blitz 23-317 GmbH), a German limited liability company (“BOG Buyer”, together with Bamboo US BidCo LLC, “Buyer”), for an aggregate purchase price of $4.25 billion in cash, subject to certain adjustments (the “Transaction”), in accordance with the terms of the Equity Purchase Agreement, dated as of May 8, 2023, by and among Buyer, the Company, Baxter Healthcare Corporation, a Delaware corporation, Baxter Deutschland Holding GmbH, a German limited liability company, and Gambro Dialysatoren GmbH, a German limited liability company (the “Purchase Agreement”). After giving effect to certain of the adjustments, the Company received approximately $3.96 billion of net, pre-tax cash proceeds upon the closing of the Transaction.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed with the Securities and Exchange Commission on May 9, 2023 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On July 27, 2023, the Company provided two scenarios for full-year 2023 earnings guidance depending on the timing of the closing of the Transaction (as described in Item 2.01 above). Now that the Transaction has closed, Scenario 1, which assumed the Transaction would not be completed during 2023, is no longer applicable.
Additionally, the Company currently expects to use approximately $3.4 billion of its estimated net after-tax cash proceeds from the Transaction, to pay down or retire certain short- and long-term indebtedness beginning in the fourth quarter of 2023 and continuing through the first half of 2024.
This Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to statements regarding the concerning the Company’s financial results (including the outlook for full-year 2023) and the Company’s planned use of Transaction proceeds. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent its current judgment about possible future events. The statements are based on assumptions about many important factors, including risks identified in the Company’s most recent filings on Form 10-K, Form 10-Q and other SEC filings, all of which are available on the Company’s website. The Company does not undertake to update its forward-looking statements.
The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2023

BAXTER INTERNATIONAL INC.

By:	/s/ Brian C. Stevens
Name:	Brian C. Stevens
Title:	Senior Vice President, Interim Chief Financial Officer, Chief Accounting Officer and Controller